UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Consent Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant

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  Preliminary Consent Statement
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  Definitive Consent Statement
  Definitive Additional Materials
  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CRITICARE SYSTEMS, INC.
________________________________________________________________________________________________________
(Name of Registrant as Specified in Its Charter)

BLUELINE PARTNERS, L.L.C. ________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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BlueLine Commences Criticare Proxy Solicitation

DANVILLE, CA – (PR NEWSWIRE) – Sept 12, 2006 – BlueLine Partners, LLC, the largest stockholder of Criticare Systems, Inc. (AMEX: CMD), today announced that it is commencing its stockholder consent solicitation to re-form Criticare’s board of directors.

“We think it is time for Criticare’s stockholders to have their interests represented on the board by a majority of directors who are both independent of management and who have the experience and expertise necessary to guide Criticare through its current challenges,” said Scott Shuda, a managing director at BlueLine. “The new board of directors will seek to understand whether Criticare is performing at less than its full potential and if any actions that can be taken to improve the situation,” Shuda continued. Except for one BlueLine representative, the proposed new board of directors will also be independent of BlueLine.

BlueLine has set August 28, 2006 as the record date for the consent solicitation. Stockholders who owned shares at the close of business on August 28, 2006 may vote in this consent solicitation. Instructions for voting shares are included within the stockholder consent which may be obtained from BlueLine’s website at www.bluelinepartners.com.

BlueLine disclosed its intention to seek stockholder consent to re-form Criticare’s board of directors on August 22, 2006. On the day prior to BlueLine’s filing, Criticare’s stock price closed at $2.79. On August 23, 2006, Criticare’s stock price closed at $3.80, a 36% improvement. “We believe the immediate increase in the company’s stock price is an indication that the company’s stockholders see our proposals as a positive step for the company,” Shuda said.

Additional Information and Where to Find It

BlueLine has filed a consent solicitation statement and other relevant materials with the Securities and Exchange Commission (“SEC”). Before making any voting decision with respect to the proposed solicitation, Criticare stockholders are urged to read the consent solicitation statement and other relevant materials because they will contain important information about the proposed solicitation. The consent solicitation statement and other relevant materials, and any other documents filed by BlueLine with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, copies of the consent statement are available at BlueLine’s website at http://www.bluelinepartners.com or by mail to BlueLine, 4115 Blackhawk Plaza Circle, Danville, CA 94506, attention: Scott A. Shuda, telephone: 925-648-2085. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Interests of Certain Persons in the Solicitation

BlueLine and its officers may be deemed to be participants in the solicitation of consents from Criticare stockholders in favor of the proposed consent solicitation. Will Moore, an officer of BlueLine, has interests in the transaction that may differ from the interests of Criticare stockholders generally, inasmuch as he will be elected to the Criticare board of directors if the consent solicitation is successful.  These interests are described in the consent solicitation statement.